Exhibit 99.1

TranS1 Inc. Reports Operating Results for the Second Quarter of 2011,

Issues Third Quarter 2011 Guidance

- Second quarter revenues were $5.3 million -

- 449 TranS1 procedures performed globally in the quarter -

- Net loss per share was $0.21 for the quarter -

WILMINGTON, NC — (GLOBE NEWSWIRE)— August 9, 2011—TranS1 Inc. (NASDAQ:TSON), a medical device company focused on designing, developing and marketing products that implement its proprietary approach to treat degenerative conditions of the spine affecting the lower lumbar region, today announced its financial results for the second quarter ended June 30, 2011.

Comparison of Selected Financial Results (in millions, except per share data)

	Three Months Ended June 30,
	2011	2010
As reported:
Total revenue	$5.3	$7.2
Net loss	(4.3)	(3.6)
Net loss per common share	(0.21)	(0.18)
Excluding special items*:
Net loss	(4.2)	(3.3)
Net loss per common share	(0.20)	(0.16)

*	See “Reconciliation of GAAP Financial Information to Non-GAAP Financial Information” below.

Revenues were $5.3 million in the second quarter of 2011, representing a 26% decrease over revenues of $7.2 million in the second quarter of 2010. Domestic revenues were $4.9 million in the second quarter of 2011, compared to $6.7 million in the second quarter of 2010. Gross margin was 78.0% in the second quarter of 2011 as compared to 81.2% in the second quarter of 2010.

Net loss was $4.3 million in the second quarter of 2011, compared to a net loss of $3.6 million in the second quarter of 2010. Net loss per common share was $0.21 in the second quarter of 2011 compared to a net loss per share of $0.18 in the second quarter of 2010.

Excluding special items, net loss in the second quarter of 2011 was $4.2 million, or $0.20 per common share, compared to net loss excluding special items of $3.3 million, or $0.16 per common share in the second quarter of 2010. Special items in the second quarter of 2011 consisted of inventory reserves of $108 thousand. Special items in the second quarter of 2010 consisted of management transition costs of $0.4 million.

Cash, cash-equivalents and investments were $32.1 million as of June 30, 2011.

“While we have seen some stability in our domestic quarterly revenues, growing 8% sequentially, AxiaLIF procedure volumes continue to be adversely affected by ongoing physician reimbursement pressures,” commented Ken Reali, President and Chief Executive Officer of TranS1 Inc. “Three additional peer reviewed clinical studies on AxiaLIF were recently accepted for publication, which will further enable our efforts to achieve broad physician reimbursement. We also launched two new products in the quarter that expand our product portfolio.”

TranS1 Outlook

For the third quarter ending September 30, 2011, the Company expects total revenues in the range of $4.5 - $5.0 million. For the fiscal year ending December 31, 2011, the Company expects gross margins in the range of 76-78%. The Company also expects to have $25 - $27 million in cash and investments on December 31, 2011.

Conference Call

TranS1 will host a conference call today at 4:30 pm ET to discuss its second quarter financial results. To listen to the conference call on your telephone, please dial (877) 881-2183 for domestic callers and (970) 315-0453 for international callers approximately ten minutes prior to the start time. The call will be concurrently webcast. To access the live audio broadcast or the archived recording, use the following link at http://ir.trans1.com/events.cfm.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP measures of certain components of financial performance, including net loss and loss per share, which are adjusted from results based on GAAP. Although “as adjusted” financial measures are non-GAAP financial measures, the Company believes that the presentation of “as adjusted” financial measures calculated to exclude “special items” are useful adjuncts to the GAAP “as reported” financial measures. “Special items” consist of inventory obsolescence reserves taken in 2011 and 2010 for existing products that are being replaced, or are obsolete and excess and management transition costs incurred in 2010, including severance, recruiting and other personnel-related expenses. These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and the Company’s prospects for the future. We believe that providing a non-GAAP measure that adjusts for significant non-cash expenses, such as inventory obsolescence reserves, and significant non-recurring management transition expenses, allows comparison of our core operations from period to period. These non-GAAP measures may be considered in addition to results prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the most directly comparable GAAP measure.

About TranS1 Inc.

TranS1 is a medical device company focused on designing, developing and marketing products that implement its proprietary approach to treat degenerative conditions of the spine affecting the lower lumbar region. TranS1 currently markets the AxiaLIF family of products for single and multilevel lumbar fusion and the Vectre and Avatar posterior fixation systems. TranS1 was founded in May 2000 and is headquartered in Wilmington, North Carolina. For more information, visit www.trans1.com.

Forward Looking Statements

This press release includes statements relating to the potential effect of the acceptance for publication of clinical papers on positive coverage decisions by payors that are based on our current beliefs and assumptions. These statements constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, the pace of adoption of our product technology by spine surgeons, the outcome of coverage and reimbursement decisions by the government and third party payors, the success of our continuing product development efforts, the effect on our business of existing and new regulatory requirements and other economic and competitive factors. For a discussion of the most significant risks and uncertainties associated with TranS1’s business, please review the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2010. You are cautioned not to place undue reliance on these forward looking statements, which are based on TranS1’s expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

CONTACT:

Investors:

TranS1 Inc.

Joseph P. Slattery, 910-332-1700

Executive Vice-President and Chief Financial Officer

or

Westwicke Partners

Mark Klausner, 443-213-0501

trans1@westwicke.com

Source: TranS1 Inc.

TranS1 Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Revenue	$5,337	$7,244	$10,467	$13,957
Cost of revenue	1,173	1,364	2,469	2,793

Gross profit	4,164	5,880	7,998	11,164

Operating expenses:
Research and development	1,212	1,027	2,794	2,282
Sales and marketing	5,671	6,447	12,054	14,144
General and administrative	1,610	2,067	3,223	4,706

Total operating expenses	8,493	9,541	18,071	21,132

Operating loss	(4,329)	(3,661)	(10,073)	(9,968)

Other income (expense), net	20	15	38	(34)

Net loss	$(4,309)	$(3,646)	$(10,035)	$(10,002)

Net loss per common share – basic and diluted	$(0.21)	$(0.18)	$(0.48)	$(0.48)

Weighted average common shares outstanding - basic and diluted	20,915	20,685	20,901	20,670

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,
	2011	2010
GAAP net loss	$(4,309)	$(3,646)
Special items:
Inventory obsolescence reserve	108	—
Management transition costs	—	382

Net loss excluding special items	$(4,201)	$(3,264)

GAAP net loss per share	$(0.21)	$(0.18)
Special items:
Inventory obsolescence reserve	0.01	—
Management transition costs	—	0.02

Net loss excluding special items	$(0.20)	$(0.16)

Shares used in computing GAAP and non-GAAP loss per share	20,915	20,685

	Six Months Ended June 30,
	2011	2010
GAAP net loss	$(10,035)	$(10,002)
Special items:
Inventory obsolescence reserve	348	266
Management transition costs	—	1,321

Net loss excluding special items	$(9,687)	$(8,415)

GAAP net loss per share	$(0.48)	$(0.48)
Special items:
Inventory obsolescence reserve	0.02	0.01
Management transition costs	—	0.06

Net loss excluding special items	$(0.46)	$(0.41)

Shares used in computing GAAP and non-GAAP loss per share	20,901	20,670

TranS1 Inc.

Consolidated Balance Sheets

(in thousands)

(Unaudited)

	June 30,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$5,963	$24,461
Short-term investments	26,123	18,075
Accounts receivable, net	3,771	3,654
Inventory	4,468	3,878
Prepaid expenses and other assets	359	389

Total current assets	40,684	50,457
Property and equipment, net	1,589	1,562

Total assets	$42,273	$52,019

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,110	$2,214
Accrued expenses	1,348	2,077

Total current liabilities	3,458	4,291
Noncurrent liabilities	32	—

Stockholders’ equity
Common stock	2	2
Additional paid-in capital	139,477	138,401
Accumulated other comprehensive income (loss)	(15)	(29)
Accumulated deficit	(100,681)	(90,646)

Total stockholders’ equity	38,783	47,728

Total liabilities and stockholders’ equity	$42,273	$52,019

TranS1 Inc.

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Cash flows from operating activities:
Net loss	$(4,309)	$(3,646)	$(10,035)	$(10,002)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	162	195	309	426
Stock-based compensation	558	532	937	1,062
Allowance for excess and obsolete inventory	108	9	348	285
Provision for bad debts	16	20	40	38
Loss on sale of fixed assets	1	(1)	1	70
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(214)	(24)	(157)	(693)
(Increase) decrease in inventory	(416)	420	(938)	613
(Increase) decrease in prepaid expenses	119	39	30	57
Increase (decrease) in accounts payable	(94)	(434)	(104)	(735)
Increase (decrease) in accrued expenses	(218)	(34)	(697)	677

Net cash used in operating activities	(4,287)	(2,924)	(10,266)	(8,202)

Cash flows from investing activities:
Purchases of property and equipment	(269)	(91)	(337)	(356)
Purchases of investments	—	(3,983)	(16,102)	(7,969)
Sales and maturities of investments	4,045	5,981	8,054	14,960

Net cash provided by (used in) investing activities	3,776	1,907	(8,385)	6,635

Cash flows from financing activities:
Proceeds from issuance of common stock	127	30	139	41

Net cash provided by financing activities	127	30	139	41

Effect of exchange rate changes on cash and cash equivalents	6	(3)	14	(11)

Net decrease in cash and cash equivalents	(378)	(990)	(18,498)	(1,537)
Cash and cash equivalents, beginning of period	6,341	28,751	24,461	29,298

Cash and cash equivalents, end of period	$5,963	$27,761	$5,963	$27,761